Exhibit 99.2
FOR IMMEDIATE RELEASE
Leap Contacts:
Greg Lund, Media Relations
858-882-9105
glund@leapwireless.com
Amy Wakeham, Investor Relations
858-882-6084
awakeham@leapwireless.com
Leap Announces Pricing of $300 Million in Senior Notes
SAN DIEGO – June 19, 2008 – Leap Wireless International, Inc. (NASDAQ: LEAP), a leading provider of innovative and value-driven wireless communications services, today announced that its operating subsidiary, Cricket Communications, Inc., has priced its offering of $300 million in aggregate principal amount of 10% senior notes due 2015, in an offering to qualified institutional buyers in the United States pursuant to Rule 144A and outside of the United States pursuant to Regulation S under the Securities Act of 1933, as amended. The issue price is 100% of the principal amount of the senior notes. The senior notes will be guaranteed on a senior unsecured basis by Leap Wireless International, Inc. and certain of its indirect subsidiaries. The closing of the sale of the senior notes, which is subject to customary conditions, is expected to occur on June 25, 2008.
Net proceeds from the offering will be used for working capital and other general corporate purposes, including the build-out of new markets, the expansion of Leap’s footprint in its existing markets and the development of its broadband initiative.
The senior notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements.
This press release is neither an offer to sell nor the solicitation of an offer to buy the senior notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any persons to whom, such an offer, solicitation or sale is unlawful. Offers of the senior notes were only made by means of an offering memorandum. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

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Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect management’s current expectations based on currently available operating, financial and competitive information, but are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated in or implied by the forward-looking statements. Our forward-looking statements include discussions of our plans to expand our business and are generally identified with words such as “believe,” “expect,” “intend,” “plan,” “could,” “may” and similar expressions. Risks, uncertainties and assumptions that could affect our forward-looking statements include, among other things:
•	our ability to attract and retain customers in an extremely competitive marketplace;

•	changes in economic conditions, including interest rates, consumer credit conditions, unemployment and other macro-economic factors that could adversely affect demand for the services we provide;

•	the impact of competitors’ initiatives;

•	our ability to successfully implement product offerings and execute effectively on our planned coverage expansion, launches of markets we acquired in the FCC’s auction for Advanced Wireless Services, or Auction #66, expansion of our mobile broadband product offering and other strategic activities;

•	our ability to obtain roaming services from other carriers at cost-effective rates;

•	our ability to maintain effective internal control over financial reporting;

•	delays in our market expansion plans, including delays resulting from any difficulties in funding such expansion through our existing cash, cash generated from operations, or additional capital, or delays by existing U.S. government and other private sector wireless operations in clearing the Advanced Wireless Services spectrum, some of which users are permitted to continue using the spectrum for several years;

•	our ability to attract, motivate and retain an experienced workforce;

•	our ability to comply with the covenants in our senior secured credit facilities, the indenture governing our 9.375% senior notes due 2014, the indenture governing the notes referred to herein and in any future credit agreement, indenture or similar instrument;

•	failure of our network or information technology systems to perform according to expectations; and

•	other factors detailed in the section entitled “Risk Factors” included in our periodic reports filed with the SEC, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008.
All forward-looking statements included in this news release should be considered in the context of these risks. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Investors and prospective investors are cautioned not to place undue reliance on our forward-looking statements.

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Leap is a U.S. registered trademark and the Leap logo is a trademark of Leap. Cricket, Jump, the Cricket “K” and Flex Bucket are U.S. registered trademarks of Cricket. In addition, the following are trademarks or service marks of Cricket: BridgePay, Cricket By Week, Cricket Choice, Cricket Connect and Cricket Nation. All other trademarks are the property of their respective owners.
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